UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AEROSONIC CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AEROSONIC CORPORATION

(A DELAWARE CORPORATION)

1212 North Hercules Avenue

Clearwater, Florida 33765

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 19, 2012

TO THE STOCKHOLDERS OF AEROSONIC CORPORATION:

The 2012 Annual Meeting of Stockholders of Aerosonic Corporation will be held at our headquarters located at 1212 North Hercules Avenue, Clearwater, Florida 33765 on Thursday, July 19, 2012, beginning at 10:00 a.m., EDT, for the following purposes:

1.	To elect two directors to the Board of Directors to hold office until their successors are duly elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. (“MHM”) as our independent registered public accounting firm; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing is more fully described in the proxy statement attached hereto and made a part of this Notice. The Board of Directors has fixed the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof as of the close of business on May 21, 2012.

A complete list of the stockholders entitled to vote at the meeting shall be open to inspection by any stockholder of Aerosonic Corporation, for any lawful purpose germane to the meeting, at any time during usual business hours for a period of ten days prior to the meeting at our offices located at 1212 North Hercules Avenue, Clearwater, Florida 33765 (telephone number: 727.461.3000).

By Order of the Board of Directors,

Douglas J. Hillman, President & Chief Executive Officer May 30, 2012 Clearwater, Florida

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, WE ENCOURAGE YOU TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING EVEN IF YOU CANNOT ATTEND. PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. OF COURSE, YOU MAY VOTE IN PERSON AT THE MEETING IF YOU SO CHOOSE.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on July 19, 2012: The Company’s proxy statement and annual report to stockholders for the fiscal year 2012 are available at http://www.aerosonic.com/investors/annual-reports/

Directions to attend the Annual Meeting and vote in person are available at http://www.aerosonic.com/contact

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AEROSONIC CORPORATION

1212 North Hercules Avenue

Clearwater, Florida 33765

PROXY STATEMENT

Annual Meeting of Stockholders to be held on July 19, 2012

GENERAL INFORMATION

The Notice of the Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card (the “proxy materials”) are being mailed to you commencing on or about June 11, 2012 in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Aerosonic Corporation, a Delaware corporation (“Aerosonic,” the “Company,” “we,” “us,” or “our”), to be voted at the Annual Meeting of Stockholders to be held at our headquarters located at 1212 North Hercules Avenue, Clearwater, Florida 33765, beginning at 10:00 a.m., EDT, on Thursday, July 19, 2012. A copy of the Company’s Annual Report to Stockholders on Form 10-K for the fiscal year ended January 31, 2012 is being mailed with these proxy materials.

All proxies that are properly executed and delivered will be voted on all matters that properly come before the meeting for a vote. If your proxy specifies instructions with respect to the matters being voted upon, the proxy holders will act in accordance with your instructions. If no instructions are specified, your shares will be voted FOR the election of the nominees to the Board, FOR the ratification of appointment of the independent registered public accounting firm, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting.

Whether or not you attend the meeting, your vote is important. Accordingly, regardless of the number of shares you own, you are asked to vote promptly by signing and returning the accompanying proxy card.

Your shares can only be voted at the meeting if you are represented by proxy or are present in person.

VOTING SECURITIES AND VOTING RIGHTS

Record Date

The Board has fixed the close of business on May 21, 2012 as the record date for determining the stockholders who are entitled to notice of, and to vote at, the meeting and at any adjournment thereof. As of May 21, 2012, there were 3,839,160 shares of our common stock outstanding. Each stockholder of record on the record date is entitled to one vote per share held. There are no other classes of voting stock issued and outstanding.

Revocability of Proxies

You have the right to revoke your proxy any time prior to it being voted by (i) delivering a written revocation or duly executed proxy bearing a later date to the Corporate Secretary (at 1212 North Hercules Avenue, Clearwater, Florida 33765) or (ii) attending the meeting and voting your shares in person.

Quorum

A majority of our outstanding shares of common stock entitled to vote at the meeting must be present in person or represented by proxy to have a quorum for the transaction of business at the meeting. We count shares that reflect withheld votes, abstentions or “broker non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) as shares present for purposes of determining a presence of a quorum, but not in determining the number of shares voted for or against any nominee for election as a director or any other proposal.

Required Vote

Under Delaware law and our Bylaws, the affirmative vote of the holders of a plurality of the shares represented and entitled to vote at the meeting at which a quorum is present is required to elect a director. For Proposal No. 1, the two director nominees receiving the highest number of affirmative votes cast will be elected as directors. Ratification of the appointment of our independent registered accounting firm requires the affirmative vote of at least a majority of the shares present at the meeting, either in person or by proxy, and entitled to vote on the proposal.

Treatment of Abstentions and Broker Non-Votes

Withheld votes and broker non-votes with regard to the election of directors will be counted for purposes of determining the presence of a quorum at the meeting, but will not be voted in the election of the directors, and therefore, will have no effect on the determination of the outcome of the votes for the election of the directors.

For the ratification of the appointment of our independent registered accounting firm, abstentions will have the same effect as votes against the proposal because they are treated as present and entitled to vote for purposes of determining the pool of votable shares, but do not contribute to the affirmative votes required to approve the proposal. Proxies that reflect broker non-votes with regard to this proposal will be treated as unvoted for purposes of determining approval of the proposal. They will have the effect of neither a vote for nor a vote against the proposal, and therefore have no effect on the outcome of the vote.

As noted above, if voting instructions are not provided with respect to the election of the directors, the broker or other record holder can register the shares as being present at the meeting for purposes of determining the presence of a quorum but will not be able to vote. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. Further, if voting instructions are not provided with respect to the ratification of the independent registered public accounting firm, the broker or other record holder will be able to exercise its discretionary authority and vote on this proposal.

ELECTION OF DIRECTORS

Proposal No. 1.—To elect two directors to our Board of Directors

Our Bylaws provide for a classified Board, with the number of directors which shall constitute the whole Board determined by the Board, as may be fixed from time to time by action of the Board and the number of classes into which the directors shall be classified being three. The Board currently has fixed the number of directors at five directors, two of whom are designated as Class I directors with a term expiring in 2014, two of whom are designated as Class II directors with a term expiring in 2012 and one of whom is designated as a Class III director with a term expiring in 2013. At each Annual Meeting of Stockholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring. This year, the two Class II director nominees will stand for election for a three-year term expiring at the 2015 annual meeting. The Nominating/Corporate Governance Committee of the Board has nominated Roy Robinson and P. Mark Perkins as directors to serve as Class II directors, and the Board has endorsed such nomination.

The persons named in the enclosed proxy will vote all properly executed proxies for the election of Roy Robinson and P. Mark Perkins unless authority to vote is withheld. The nominees have indicated their willingness to serve, if elected. However, if the nominees should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that the above-mentioned persons will not serve his term as a director.

Set forth below is the name, age (as of May 30, 2012), principal occupation, and length of service of the individuals nominated for election to the Board. The nominees were previously elected by the stockholders and are currently serving as directors of the Company.

Nominees as Class II Directors

Roy Robinson, age 62, has been a director since January 2008 when he was appointed to fill a vacancy on the Board. Mr. Robinson served as CEO of Seattle based Aviation Technologies, Inc. from 2003 until his retirement in 2007. Previously, he was President of ELDEC Corporation (“ELDEC”). Following the acquisition of ELDEC by the Crane Aerospace Group, he was appointed Chief Operating Officer of the Crane Aerospace Group of companies which included ELDEC, Hydro-Aire, Lear Romec, and Resistoflex. In determining Mr. Robinson’s qualifications to serve as a director, the Board has considered, among other things, his experience and expertise in the aerospace industry, including the operational, management, and executive positions he has held previously in other aerospace companies.

P. Mark Perkins, age 55, joined the Company as our Executive Vice President of Sales and Marketing in 1998. Prior to joining the Company, he was Vice President of Sales and Marketing at Gulf Aerospace, Inc. from 1992 to 1998. Previously, he served as Vice President and General Manager of National Aviation Academy. He also served as Assistant Vice President of Commercial Lending with SunTrust Bank. He has over 20 years of experience in various segments of the aviation industry including Sales, Corporate Strategy, Business and Product Development as well as Investor Relations.  Mr. Perkins was elected to our Board in 1997 while at Gulf Aerospace. In determining Mr. Perkins’ qualifications to serve as a director, the Board has considered, among other things, his experience and expertise in the aerospace and banking industries, including the operational, management, and executive positions he has held previously in other aerospace companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS AS SET FORTH ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

Continuing Directors

Class I Directors (whose term will expire in 2014)

Donald Russell, age 60, has been a director since February 2006. Mr. Russell is the managing partner of Sigma Group, LLC, an executive coaching firm. Mr. Russell is also CEO and a Board member of Old UGC, Inc. He also was a director of Etrials Worldwide Inc., a publicly traded software company, until its merger with Merge in 2009. He was Vice Chairman of the Board of Directors of CEA Acquisition Corporation from 2004 through February 2006. Mr. Russell has been Chairman of the Investment Committee for CEA Capital Partners USA, L.P. since February 1997 and a member of the Investment Committee of Seaport Capital Partners II, L.P. since its inception in February 2000. From July 1987 to June 1994, he was President of Communication Equity Associates’ New York Affiliate, CEA, Inc. and was responsible for overseeing its mergers, acquisitions and corporate financing businesses in the cable television and broadcasting industries. From 1974 to 1978 Mr. Russell worked for National Westminster Bank USA as a commercial lending officer. Mr. Russell has a B.A. in economics from Colgate University. In determining Mr. Russell’s qualifications to serve as a director, the Board has considered, among other things, his experience and expertise in investment banking and public company leadership.

Thomas E. Whytas, age 47, has been a director since May 2004. Mr. Whytas, a U.S. military veteran, has 22 years of experience in the aerospace industry. He is currently the Chief Financial Officer of Medical Education Technologies Inc. (METI), the industry leader in medical simulation technology. Prior to METI, he served 15 years at CAE USA Inc. in positions of increasing responsibility up through the position of Chief Financial Officer and Finance Director of CAE’s U.S. operations. A Certified Public Accountant, Mr. Whytas also holds a Master’s Degree in Accounting from the University of South Florida. In determining Mr. Whytas’ qualifications to serve as a director, the Board has considered, among other things, his experience and expertise in financial matters in manufacturing companies, including defense contracting.

Class III Director (whose term will expire in 2013)

Douglas J. Hillman, age 56, joined the Company in April 2008 as our President and Chief Executive Officer. Mr. Hillman has held various executive and management positions within the Aerospace industry for over 25 years. He joined Aerosonic from Kearfott Guidance & Navigation Corporation, a manufacturer of precision guidance components, where he served as Vice President/General Manager since 2005. From 2001 through 2005, he worked for Bird Technologies Group, a designer/manufacturer of communication equipment, holding positions ranging from Vice President/General Manager to Chief Operating Officer. Prior to Bird Technologies Group, he held numerous management positions of increasing responsibility at Moog Inc., a global manufacturer of precision control systems for aerospace and industrial applications. Mr. Hillman received MBA and BSEE degrees from the State University of New York at Buffalo. He currently serves on the Dean’s Council for the University’s School of Engineering. He has served on our Board since 2008. In determining Mr. Hillman’s qualifications to serve as a director, the Board has considered, among other things, his experience and expertise in the aerospace industry, including the operational, management, and executive positions he has held previously in other aerospace companies.

Please see “Compensation of Directors” for information on the compensation arrangements with our directors.

Non-Director Executive Officers

Set forth below are the names, ages (as of May 30, 2012), and positions of each of the individuals who, in addition to Messrs. Hillman and Perkins, are deemed to be our executive officers.

Thomas W. Cason, age 57, has served as our Executive Vice President and Chief Operating Officer since August 2008. Mr. Cason has held a number of senior operations roles, including Executive Vice President and Chief Operating Officer of DeMorgan Communities, an affordable housing developer, from 2006 through 2008. From 2003 to 2006, he served as Operations Director at Honeywell Aerospace, a provider of cabin management systems for the private corporate jet industry. He holds MBA, MS and BS degrees from Virginia Tech.

Kevin J. Purcell, age 54, has served as our Executive Vice President and Chief Financial Officer since May 2009. Before he joined the Company, he served as Vice President and Chief Financial Officer of Herley Industries, Inc., a manufacturer of microwave technology solutions, from 2006 until 2009. Prior to joining Herley, he served as Vice President Finance, Contracts and Compliance for Smiths Aerospace LLC, Customer Services Americas, a manufacturer of aircraft control and diagnostic systems, from 2002 until 2006. Other prior experience included senior financial positions including Vice President and CFO, Controller and Director as well as a number of years in the Government Contractor Advisory Services group of KPMG. He received his B.B.A. degree in financial accounting from Iona College and his M.B.A. degree from Pepperdine University. He is a Certified Public Accountant, a Certified Management Accountant, and a member of the American Institute of Certified Public Accountants, the Institute of Management Accountants, the National Contract Management Association and Financial Executives International.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the NYSE Amex listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE Amex, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable NYSE Amex listing standards: Messrs. Robinson, Russell and Whytas. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. Mr. Hillman, our President and Chief Executive Officer, and Mr. Perkins, our Executive Vice President of Sales and Marketing, are not independent directors by virtue of their employment with us.

Meetings and Committees of the Board of Directors

During the year ended January 31, 2012 (“fiscal year 2012”), the Board held six meetings. During fiscal year 2012, each of the directors attended at least 75% of the aggregate number of meetings of the Board and meetings of committees thereof on which he served. We encourage all directors to attend the Annual Meeting of Stockholders, but do not require them to attend. In 2011, all of the then-current directors attended the Annual Meeting of Stockholders.

The Board currently has, and appoints members of, a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and the Rules of the NYSE Amex, Compensation Committee, and Nominating/Corporate Governance Committee.

Audit Committee. The Audit Committee is composed entirely of “independent directors” as determined by the “audit committee” independent director standards of the NYSE Amex. Its members are Thomas E. Whytas (chairman), Roy Robinson and Donald Russell. The Board has determined that Mr. Whytas is the Audit Committee’s designated “financial expert.” The Audit Committee met five times during fiscal year 2012. The functions performed by the Audit Committee are described in the Audit Committee Report, set forth below, and in the Audit Committee Charter adopted by the Board, a copy of which is available on our website at www.aerosonic.com under Investors/Governance.

Compensation Committee. The Compensation Committee members are Donald Russell (chairman), Roy Robinson and Thomas E. Whytas, each of whom is an “independent” director as determined by standards established by the NYSE Amex for compensation committees. The Compensation Committee, which met three times during fiscal year 2012, reviews and approves our employee benefit plans, administers our executive compensation plans, and reviews and makes recommendations to the Board with respect to compensation of our executive officers and outside directors, as set forth in its Charter, a copy of which is available on our website at www.aerosonic.com under Investors/Governance. See “Compensation Discussion and Analysis” for a discussion of our compensation philosophy and how the Compensation Committee determines the compensation of our executive officers and the role of our compensation consultants in recommending compensation levels.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee members are Roy Robinson (chairman), Donald Russell and Thomas E. Whytas, each of whom is an “independent director” as determined by standards established by the NYSE Amex for nominating committees. The Nominating/Corporate Governance Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates as directors, and submits its recommendations for nomination of directors to the Board. The Nominating/Corporate Governance Committee also regularly reviews the size and composition of the Board and individual director performance and recommends to the Board any changes it deems appropriate. The policies and function of the Nominating/Corporate Governance Committee are detailed in its Charter, which is currently available on our website at www.aerosonic.com under Investors/Governance. The Nominating/Corporate Governance Committee met two times during fiscal year 2012.

Our Bylaws provide that stockholders may make nominations for election to the Board and the Nominating/Corporate Governance Committee will consider those nominees. To recommend a prospective nominee to the Nominating/Corporate Governance Committee for consideration at an annual meeting, stockholders must submit the prospective nominee’s name and qualifications to the Corporate Secretary, in writing, by delivering or sending such recommendation not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting to the following address: Aerosonic Corporation, 1212 North Hercules Avenue, Clearwater, Florida, 33765, Attention: Corporate Secretary. Stockholders are urged to assure delivery of their recommendations by arranging for some form of delivery receipt. The Nominating/Corporate Governance Committee did not receive any nominations during the required time period for consideration at this year’s annual meeting.

The Nominating/Corporate Governance Committee’s policy regarding the consideration and selection of director candidates (whether recommended by directors, members of management, stockholders, or any other persons) is to seek candidates who have a demonstrable record of personal and professional ethics and integrity, business and professional experience, knowledge of our industry, academic achievements, service on other boards of directors, and civic involvement. The Nominating/Corporate Governance Committee has not set any objective minimum qualifications that must be met by a nominee, but rather seeks to identify candidates with outstanding backgrounds and experience as measured by the above selection criteria.

The Nominating/Corporate Governance Committee’s process for identifying and evaluating director nominees includes active solicitation of suggestions from our management, as well as engaging in an active dialogue with executives and directors within our industry and in related industries. The Nominating/Corporate Governance Committee also considers nominations submitted by stockholders as discussed above. Although the Nominating/Corporate Governance Committee does not have a formal policy regarding diversity, the Nominating/Corporate Governance Committee considers the diversity of viewpoints, backgrounds and experiences, as well as other various factors relevant to any particular nominee in identifying nominees for a directorship. The Nominating/Corporate Governance Committee requires a background check by an independent contractor of any candidate it deems as an appropriate nominee, before making a recommendation of that person to the Board. The Company has not paid any fees to third parties to identify or evaluate or assist in identifying or evaluating potential nominees, but may consider the use of such third parties in the future.

Board Leadership Structure

The Board currently includes three independent directors and two employee directors. The Company does not have an official Chairman of the Board position, however, the Company’s Bylaws direct the President and CEO to organize and preside over meetings of the Board. We have also implemented a lead independent director position (“Lead Director”) which is currently filled by Mr. Russell.

The Lead Director must be an independent director and has several defined duties which are designed to enhance effective governance and coordination. These include: providing a focal point for communication between management and the outside directors; reviewing and approving Board agendas as proposed by the President and CEO; providing for Board development; and coordinating oversight of Board activities.

We believe that our current board leadership structure is appropriate as the majority of the members of our board of directors are independent directors, and all significant committees are led and staffed by our independent directors.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention any material risks to the Company. The Board has oversight responsibility through its Audit Committee, which oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks. The Audit Committee holds regular meetings with management to review the inherent risks associated with the financial reporting process.

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board as disclosed in the descriptions of each of the committees above and coordinated by the Lead Director with the full board of directors retaining responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chairman regarding the committee’s considerations and actions.

Code of Conduct

We have adopted a code of conduct (“Code of Conduct”) that includes a code of ethics that applies to all of our employees and directors (including our principal executive officer and our principal financial and accounting officer). This Code of Conduct is posted on our website and is available for review at www.aerosonic.com/investors/code-of-conduct.

Communications to the Board from Stockholders

The Board welcomes communications from our stockholders and requests that all such communications be sent to Aerosonic Corporation, 1212 North Hercules Avenue, Clearwater, Florida 33765, Attention: Corporate Secretary. All communications that relate to matters that are within the scope of responsibilities of the Board or its committees will be forwarded to the appropriate directors by the Corporate Secretary. Communications also may be addressed to one or more directors, or to the entire Board. If a stockholder requests that any such communication be treated as confidential and delivered only to one or more directors, it may be submitted in a sealed envelope with a request that the communication be treated as a confidential matter for immediate delivery to the intended recipient(s).

COMPENSATION OF DIRECTORS

Each independent director receives annual compensation of $40,000 in the form of cash-based compensation and stock-based compensation. Mr. Russell receives additional annual cash compensation of $10,000 for his role as Lead Director.

Cash-Based Compensation. In fiscal year 2012, non-employee directors earned cash compensation of $20,000 each. Mr. Russell, our Lead Director, earned additional cash compensation of $10,000. The Company does not pay additional fees (in cash or otherwise) for attending Board or committee meetings. Normally, each non-employee director is paid his respective cash compensation on a quarterly basis, on or about the last day of January, April, July and October. The Company also reimburses non-employee directors for actual travel and out-of-pocket expenses incurred in connection with their service to the Company.

Stock-Based Compensation. In fiscal year 2012, each non-employee director also earned stock-based compensation of $20,000. All stock-based compensation is accrued quarterly and valued as of the last day of each fiscal quarter. The number of shares issued at each of these dates is determined by dividing the stock price at the close of business on those dates into the $5,000 quarterly compensation amount, and rounding up to the nearest whole share. The shares are issued under the Aerosonic Corporation 2004 Stock Incentive Plan.

Director Compensation Table

The following table shows for our non-employee directors all compensation for fiscal year 2012:

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Total ($)

Roy Robinson	$20,000	$20,000	$40,000
Donald Russell	$30,000	$20,000	$50,000
Thomas E. Whytas	$20,000	$20,000	$40,000

(1) Amounts do not include stock awards granted to the above named directors consisting of 1,799 shares of common stock each, totaling 5,397 shares, for services provided for the first quarter of fiscal year 2013 and which shares were issued prior to May 30, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Act”), as amended, requires our directors and specified officers to file reports on Forms 3, 4 and 5 with respect to their ownership and changes in ownership of our equity securities with the SEC and the NYSE Amex and to furnish us with copies of these reports.

Based solely upon a review of the copies of these Form 3, 4, and 5 reports and amendments thereto that we received, and certain written representations that we received from these persons, we believe that all applicable filing requirements were complied with for fiscal year 2012.

Review of Related Person Transactions

We do not have a formal written policy for the review and approval of transactions with related parties. However, our Code of Conduct provides guidelines for approval by our Chief Executive Officer of transactions between Aerosonic, on the one hand, and our directors and/or employees on the other hand. In particular, our Code of Conduct prohibits conflicts of interest and provides non-exclusive examples of conduct that would violate the prohibition. If any of our employees are unsure as to whether a conflict of interest exists, the employee is instructed that he or she should consult with the Chief Executive Officer or in the case of a director, the Audit Committee of the Board, and must comply with any actions the Audit Committee decides are necessary to protect against the conflict of interest.

We annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. Our Board annually reviews all transactions and relationships disclosed in the directors’ and officers’ questionnaires, and the Board makes a formal determination regarding each director’s independence. If a director is determined to no longer be independent, such director, if he or she serves on any of the Audit Committee, the Corporate Governance and Nominating Committee, or the Compensation Committee, will be removed from such committee prior to (or otherwise will not participate in) any future meetings of the committee. If the transaction presents a conflict of interest, the Board will determine the appropriate response.

For the fiscal years ended January 31, 2011 and January 31, 2012, there were no material related party transactions reportable under Item 404 of Regulation S-K.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on a review of filings with the Securities and Exchange Commission (the “SEC”), as well as information available to us, the following table sets forth information as of May 21, 2012 (except as noted below) as to our common stock owned by (a) each of our directors, (b) each of our named executive officers, (c) all of our current directors and executive officers as a group and (d) each person who, to our knowledge, beneficially owned more than 5% of our common stock. As of May 21, 2012, we had 4,269,927 of our common shares issued and 3,839,160 common shares outstanding.

Name of Beneficial Owner (and address of owners of more than 5%)	Amount of Shares Beneficially Owned (1)		Percent of Class
Douglas J. Hillman	169,557	(2)	4.42%
Kevin J. Purcell	42,288	(3)	1.10%
Thomas W. Cason	52,083	(4)	1.36%
Roy Robinson	45,158		1.18%
Thomas E. Whytas	51,120		1.33%
Donald Russell	128,842	(5)	3.36%
All current directors and executive officers as a group (7 persons)	574,381		14.96%
Electro Technik Industries, Inc. 12449 Enterprise Boulevard Largo, FL 33773	432,400	(6)	11.26%
Bruce Stone 28 Villa Lane Boynton Beach, FL 33436	302,674	(7)	7.88%
Martin Finan 103 S. Stough Street Hinsdale, IL 60521	374,501	(8)	9.75%
Minerva Advisors LLC David P. Cohen 50 Monument Road, Suite 201 Bala Cynwyd, PA 19004	284,548	(9)	7.41%

(1)	The directors, executive officers, and groups named in the table above have sole voting and investment power with respect to the shares listed in the table, unless otherwise indicated below. The share amounts listed include shares of our common stock that the persons named in the table above have the right to acquire within 60 days from May 30, 2012.

(2)	Includes (i) 125,000 shares of common stock issuable on the exercise of stock options that are currently exercisable or will become exercisable within 60 days after May 30, 2012 and (ii) 10,000 shares of unvested restricted stock. Mr. Hillman has the right to vote, but no right to dispose of, the shares of unvested restricted stock.

(3)	Includes (i) 26,333 shares of common stock issuable on the exercise of stock options that are currently exercisable or will become exercisable within 60 days after May 30, 2012 and (ii) 8,000 shares of unvested restricted stock. Mr. Purcell has the right to vote, but no right to dispose of, the shares of unvested restricted stock.

(4)	Includes (i) 44,083 shares of common stock issuable on the exercise of stock options that are currently exercisable or will become exercisable within 60 days after May 30, 2012 and (ii) 8,000 shares of unvested restricted stock. Mr. Cason has the right to vote, but no right to dispose of, the shares of unvested restricted stock.

(5)	Of this amount, 2,500 shares are held by Mr. Russell’s spouse, and 2,000 shares are held in trusts for Mr. Russell’s children.

(6)	The information for Electro Technik Industries, Inc. (ETI) is derived from a Form 4 filed with the SEC on April 4, 2012, which states that, as of March 30, 2012, ETI beneficially owned 432,400 shares of common stock with sole power to vote and dispose of such shares.

(7)	The information for Bruce Stone is derived from a Schedule 13G filed with the SEC on May 11, 2012, which states that, as of February 19, 2010, he beneficially owned an aggregate amount of 302,674 shares of common stock. Of the 302,674 shares of common stock beneficially owned by Bruce J. Stone (“Stone”), 100,000 shares are subject to warrants issued to Stone on May 21, 2009 and 60,000 shares are subject to warrants issued to Stone on February 19, 2010 pursuant to the terms of a loan transaction between the Company and Stone (the “Warrant(s)”), which are eligible to be acquired within 60 days through the exercise of the Warrants. Each Warrant entitles Stone to purchase one share of common stock. The first tranche of Warrants are exercisable, in whole or in part, at an exercise price equal to $0.64 per share and the second tranche of Warrants are exercisable, in whole or in part, at an exercise price equal to $1.98 per share. The remaining 142,674 shares of common stock are directly owned by Stone.

(8)	The information for Martin Finan is derived from a Schedule 13G, filed with the SEC on February 10, 2012, which states that, as of February 10, 2012, he beneficially owned 374,501 shares with sole power to vote and dispose of such shares.

(9)	The information for Minerva Advisors LLC and David P. Cohen is derived from a Schedule 13G, filed with the SEC on February 14, 2012, which states that, as of January 1, 2012, 284,548 shares were owned by Minerva Advisors LLC, and that David P. Cohen is a beneficial owner of all 284,548 shares beneficially owned by Minerva Advisors LLC. 168,948 of the shares are owned with the sole power to votes and dispose of the shares, and 115,600 of the shares are owned with the shared power to vote and dispose of such shares.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has the responsibility to review, approve and recommend for the approval of the full Board our compensation program and the annual compensation levels for our executive officers: the president and chief executive officer, the executive vice president-chief financial officer, the executive vice president-sales and marketing and the executive vice president-chief operating officer.

Compensation Objectives

The primary goals of our executive compensation program are to incentivize and reward superior executive performance and encourage excellent leadership, hard work and dedication. Our compensation programs are designed to enable us to achieve the following objectives:

•	to attract, engage and retain top talent that ensures the achievement of business goals, strategies and objectives;

•	to reward officers for long-term strategic management, which includes, among other things, the implementation of performance enhancing strategies and retention of key customers; and

•	to reward superior executive performance that results in increased value for our stockholders.

Compensation Elements

Our executive compensation program has a primary purpose to attract, retain and motivate highly trained and experienced individuals whose technical expertise and business talents will enable us to succeed. The Compensation Committee engaged an independent, prominent, international compensation consulting firm during fiscal year 2011 to review the Company’s established compensation program [for our executive officers] and provide insights and recommendations for enhancements.

As a result of that review, the Compensation Committee revised and implemented an improved comprehensive compensation program. While the program includes objective measurements to determine compensation, it also allows an important level of discretion for the Compensation Committee to provide adjustments pursuant to the individual performance of each executive.

The key components of our compensation program include base salary, annual cash incentive awards and long-term incentives, as discussed below.

Base Salary. The primary element of our executive compensation is base salary. In approving or fixing base salaries, the Compensation Committee draws upon both industry data and its collective business judgment and experience with respect to what it understands to be fair, reasonable and equitable compensation in view of our requirements for recruitment and retention in a highly competitive market. In its deliberations, the Compensation Committee considers:

•	the executive’s compensation relative to other officers;

•	the executive’s compensation relative to our industry peer group;

•	recent and expected performance of the executive;

•	our recent and expected overall performance;

•	the recommendations of our President and Chief Executive Officer as it relates to the other executive officers; and

•	our overall budget for base salary increases.

We rely upon our judgment of numerous factors, and not solely upon set numerical performance data or similar guidelines. We do not use short-term changes in our stock price as a guide in determining executive compensation. Key factors affecting our judgments include the nature and scope of each executive’s responsibilities, effectiveness, productivity and growth. Of course, in order to attract and retain talented executives, our executive compensation is also calibrated by comparison to the executive compensation of executives at similarly sized and situated companies in our industry.

Cash Incentive Award Program. In addition to base salaries, each year we incentivize our executive leadership through performance-based variable compensation awards. We believe that our structure allows us the flexibility to reward performance without creating a system where annual incentives are paid without regard to performance and are viewed as an entitlement rather than an incentive and reward. The President and CEO is eligible for a maximum cash incentive award of 50% of his base salary and each of the other named executive officers is eligible for a maximum cash incentive award of 35% of his base salary. The cash incentive award is determined based upon the following measurements: (a) 50% based upon financial performance against Budget for bookings, net sales, operating income and EBITDA, (b) 25% based upon achievement of specific personal objectives, and (c) 25% based upon the assessment of the President and CEO (or in the case of the President and the CEO, by the Compensation Committee) after evaluating the executive’s performance against both Company and personal objectives. The Compensation Committee may then adjust the eligible cash incentive award by up to 25%, positively or negatively, based on its assessment of the executive’s performance against both company and personal objectives. In certain circumstances, as approved by the Compensation Committee, annual incentives may include equity compensation in lieu of cash or a combination of both equity compensation and cash. Actual cash incentives are paid to the executives in the second quarter of the following year, unless other arrangements are agreed. Cash incentive awards were awarded for fiscal year 2011 to the named executive officers as discussed below under “Executive Compensation”. As of May 30, 2012, the award of cash incentive awards for fiscal year 2012 to the named officers has not yet been reviewed, approved and recommended for the approval of the full Board by the Compensation Committee.

Long-Term Incentives. We have one equity-based employee compensation plan, referred to as the Aerosonic Corporation 2004 Stock Incentive Plan, as amended. Our long-term equity incentives are designed to focus management on the long-term success of the Company to be evidenced by appreciation of the Company’s stock price over several years, as a result of growth in its earnings per share and other elements. These long-term equity incentives thereby align the interests of the management team with the interests of the stockholders. As part of our comprehensive compensation plan, long-term incentives may include stock options and performance-based restricted stock awards. Stock options were awarded in fiscal year 2012 to Messrs. Hillman, Purcell, and Cason of 6,000, 4,000, and 4,000 shares, respectively. Performance-based restricted stock awards were awarded in fiscal year 2012 to Messrs. Hillman, Purcell, and Cason of 10,000, 8,000, and 8,000 shares, respectively.

Management and Compensation Committee Actions for 2012

With respect to compensation paid in fiscal year 2012, the Compensation Committee will review the performance of each of our executive officers for the purposes of determining the base salary of each, the amounts of any cash incentive awards and other benefits, if any, to be paid or granted in consideration for the services that were provided during fiscal year 2012. It is expected that the Compensation Committee will complete its review during the next 60 days.

The Compensation Committee will analyze several factors, both qualitative and quantitative, in determining overall compensation packages for fiscal year 2012 in order to tie financial rewards paid to our executive officers, to both our then-current and expected future financial performance. In reviewing our fiscal year 2012 performance, the Compensation Committee will consider the following factors: the condition of the Company one year earlier; the financial performance of the Company during the year; individual and team performance objectives, including operational, product development, and organizational development objectives, and the challenges faced as some of our key markets begin to recover.

During the first quarter of fiscal year 2012, the Compensation Committee awarded long-term incentives of 6,000 stock options and 10,000 shares of restricted common stock to Mr. Hillman and 4,000 stock options and 8,000 shares of restricted common stock each to Mr. Purcell and Mr. Cason.

Ownership Guidelines

We do not have a stock ownership policy for our executives.

Hedging and Insider Trading Policies

The Company adopted a policy on insider trading for officers, directors, employees and certain consultants of the Company and its subsidiaries with respect to the trading of the Company’s securities, as well as the securities of publicly-traded companies with whom the Company and its subsidiaries have a business relationship. The policy prohibits any insider from buying and selling Aerosonic securities at all times, except during specified “window” periods. A window period begins on the third full trading day after the public release by the Company of its quarterly financial results, or prior year’s financial results in the case of the fourth quarter, and ends fifteen calendar days prior to the end of the then current quarter. Even within the designated window periods, insiders are still prohibited from buying and selling the Company’s securities if an insider possesses material information about the Company which is not publicly available. The policy generally does not apply to the exercise of options to purchase common stock of the Company or its subsidiaries.

We do not have a formal policy on hedging.

Equity Grant Practices

The Plan is administered by the Plan Committee. Equity based awards are granted by the Compensation Committee (and approved by the Board) and are based on the named executive officer’s individual performance and contribution to the Company.

Retirement Benefits

We have no defined benefit pension plan. We have a 401(k) Plan covering substantially all employees. The 401(k) Plan is an important factor in attracting and retaining employees as it provides an opportunity to accumulate retirement funds. Our 401(k) Plan provides for annual deferral of up to $17,000 for individuals until age 50, $22,500 for individuals 50 and older, or, as otherwise allowed by the Internal Revenue Code. The Company matches 100% of employee contributions up to 3% of the employee’s salary. Matching contributions will vest according to the following schedule:

Years of Service	Vested Interest
Less than 2 years	0%
2 years, but less than 3 years	33%
3 years, but less than 4 years	67%
4 years or more	100%

Welfare Benefits

In order to attract and retain employees, we provide certain welfare benefit plans to our employees, which include medical and dental insurance benefits, group term life insurance, vision insurance, and disability insurance. We may also from time to time provide other benefits to executives. Other than gasoline reimbursement for their primary vehicle, the Company presently does not provide any additional benefits to its executive officers. None of these benefits are provided to non-employee directors.

Employment Agreements

Mr. Hillman’s employment agreement commenced on April 17, 2008 and he is an “at will” employee. The employment agreement is terminable by: (i) the employee on 30 days prior written notice, or immediately upon mutual agreement, (ii) the Company at any time with “cause” (as such is defined in the employment agreement), immediately upon written notice to Mr. Hillman, or (iii) the employee’s death or disability. In the event that the Company elects to terminate Mr. Hillman without cause, the employee will be entitled to receive severance payments of six month’s salary.

Mr. Purcell’s employment agreement commenced on May 26, 2009 and he is an “at will” employee. The employment agreement is terminable by: (i) the employee on 30 days prior written notice, or immediately upon mutual agreement, (ii) the Company at any time with “cause” (as such is defined in the employment agreement), immediately upon written notice to Mr. Purcell, or (iii) the employee’s death or disability. In the event that the Company elects to terminate Mr. Purcell without cause, the employee will be entitled to receive severance payments of six month’s salary.

Mr. Cason’s employment agreement commenced on August 26, 2008 and he is an “at will” employee. The employment agreement is terminable by: (i) the employee on 30 days prior written notice, or immediately upon mutual agreement, (ii) the Company at any time with “cause” (as such is defined in the employment agreement), immediately upon written notice to Mr. Cason, or (iii) the employee’s death or disability. In the event that the Company elects to terminate Mr. Cason without cause, the employee will be entitled to receive severance payments of six month’s salary.

As of January 31, 2012, the estimated cash value of benefits for Messrs Hillman, Purcell, and Cason are $138,000, $101,000, and $95,000, respectively. The value of each of these estimated severance benefits is based on the amount of base salary and benefits payable from February 1, 2012 for the applicable time period. In addition, each of Messrs. Hillman, Purcell, and Cason may be entitled to cash incentives continuation, subject to the recommendation of the Compensation Committee and approval of the Board.

Retention Agreements; Change of Control Arrangements

On December 13, 2010, we entered into retention agreements with these named executive officers:  Douglas J. Hillman, Kevin J. Purcell and Thomas W. Cason.  The agreements provide for payment of amounts as severance if both (i) a change of control occurs and (ii) one of certain triggering events occurs:  the executive is involuntarily terminated without cause, his base salary or bonus eligibility are reduced or his title, duties, authority, or reporting relationships are materially reduced.  On the occurrence of both of these triggering events, the executive is entitled to receive severance compensation consisting of (i) for Mr. Hillman and Mr. Purcell, an amount equal to 110% of annual base salary times 150%, plus 150% of the average of executive’s bonus over the previous two fiscal years from the triggering event and (ii) for Mr. Cason, an amount equal to 110% of annual base salary, plus the average of executive’s bonus over the previous two fiscal years from the triggering event.  These amounts would be payable in equal monthly installments over 18 months and 12 months, respectively. The retention agreements provide that (i) if an executive receives severance under his retention agreement, he will not be entitled to receive severance under his employment agreement and (ii) if an executive receives severance under his employment agreement, he will not be entitled to receive severance under his retention agreement. We offered these terms to our executive officers to enhance objectivity and promote retention in the event of a change in control.

Under the Aerosonic Corporation 2004 Stock Incentive Plan, as amended (the “Plan”) , all outstanding options shown in the table titled “Outstanding Equity Awards at Fiscal Year-End” under “Executive Compensation – Stock Option Information for the Year ended January 31, 2012” for the Named Executive Officers will become immediately exercisable in the event that there is, with respect to us, a “change in control.” A “Change of Control” is defined by the Plan as: (i) the acquisition by a person of control of 50% or more of the combined voting securities of the Company, (ii) the merger or consolidation of the Company and any other entity where the voting securities of the Company prior to thereto do not represent more than 50% of the combined voting power of the voting securities of the Company or such surviving entity immediately after such merger or consolidation, or (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Indemnification and Insurance

Under our Certificate of Incorporation, indemnification is afforded our directors and executive officers to the fullest extent permitted by Delaware law and, in addition, pursuant to indemnification agreements entered into between the Company and each of such directors and executive officers. In accordance with the terms of such indemnification agreements, indemnification for the “independent” directors and executive officers also includes payment of any costs which an indemnitee incurs because of claims against the indemnitee and provides for advancement to the indemnitee of those costs, including legal fees. We are, however, not obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee’s actions were in our best interests, or, in the case of a settlement of a claim, such determination is made by our Board of Directors.

We carry insurance providing indemnification, under certain circumstances, to directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for this policy is approximately $90,000.

No payments have been made to any of our past or present directors or officers for such indemnification or under any insurance policy.

Compensation Recovery Policies

We maintain a policy that we will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer, if such executive engages in misconduct that caused or partially caused a restatement of our financial results, in accordance with section 304 of the Sarbanes-Oxley Act of 2002. If circumstances warrant, we will seek to recover appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.

Tax Deductibility of Executive Compensation

We review and consider the deductibility of executive non-performance based compensation under the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended”, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals, subject to certain exceptions, including an exception for performance-based compensation. We believe that compensation paid to our executives, including under our incentive plans, is generally fully deductible for federal income tax purposes.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned in fiscal year 2012 by our President and Chief Executive Officer and our two other most highly compensated executive officers who were serving as executive officers as of January 31, 2012. We refer to the officers listed in the table below collectively as our “Named Executive Officers.”

2012 Summary Compensation Table

Name and Principal Position	Year ended Jan 31	Salary ($)	Cash Incentive Awards ($)	Option Awards ($) (1)	All other compensation ($)(2)	Total
Douglas J. Hillman,	2012	$263,696	—	11,627	21,624	$296,947
President & Chief Executive Officer	2011	$224,598	32,760	—	22,221	$279,579

Kevin J. Purcell, Executive Vice	2012	$196,001	—	8,239	18,143	$222,383
President & Chief Financial Officer	2011	$184,642	23,153	—	11,243	$219,038

Thomas W. Cason,	2012	$186,156	—	8,239	15,444	$209,839
Executive Vice President & Chief Operating Officer	2011	$174,378	21,223	—	7,102	$202,703

(1)	Amounts shown reflect the aggregate grant date fair value computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). See footnotes 1 and 10 of our notes to the Consolidated Financial Statements in our Form 10-K for the fiscal year ended January 31, 2012, for a discussion of the assumptions used to compute grant date fair value.

(2)	Amounts include the value of employment benefits paid by the Company on behalf of the named executive officer. The Company does not maintain a separate benefits plan for its executives. These benefits primarily include retirement contributions, medical and dental insurances, life insurance and short-term disability.

Stock Option Information for the Year Ended January 31, 2012

The following table provides information regarding each unexercised stock option held by each of our Named Executive Officers as of January 31, 2012.

Outstanding Equity Awards at January 31, 2012

Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Option Exercise Price ($)	Option Expiration Date
Douglas J. Hillman,	75,000	—		$4.47	4/22/2018
	32,000	16,000	(1)	$1.00	2/27/2019
	—	6,000	(2)	$2.70	4/19/2021

Kevin J. Purcell,	16,667	8,333	(3)	$2.36	5/26/2019
	—	4,000	(4)	$2.87	4/6/2021

Thomas W. Cason,	18,750	6,250	(5)	$2.39	8/26/2018
	16,000	8,000	(1)	$1.00	2/27/2019
	—	4,000	(4)	$2.87	4/6/2021

(1)	Mr. Hillman’s and Mr. Cason’s unexercisable options will vest on February 27, 2012.
(2)	Mr. Hillman’s unexercisable options will vest in three equal amounts on October 19, 2012, 2013, and 2014, respectively.
(3)	Mr. Purcell’s unexercisable options will vest on May 26, 2012.
(4)	Mr. Purcell’s and Mr. Cason’s unexercisable options will vest in three equal amounts on October 6, 2012, 2013, and 2014, respectively.
(5)	Mr. Cason’s unexercisable options will vest on August 26, 2012.

Stock options were awarded in fiscal year 2012 to Messrs. Hillman, Purcell, and Cason of 6,000, 4,000, and 4,000, respectively. No option awards were exercised by any of the Named Executive Officers through May 30, 2012.

Potential Payments Upon Termination or Change in Control

The following table sets forth potential amounts payable to our Named Executive Officers pursuant to their respective employment agreements and retention agreements. The table below reflects the estimated amounts payable to our Named Executive Officers assuming their employment was terminated as of January 31, 2012.

Name and Principal Position	Benefit	Termination for other than Change in Control*		Termination Following a Change in Control
Douglas J. Hillman,	Salary	$138,000	(1)	$455,000
President & Chief Executive Officer	Bonus			49,000
	Benefits
	continuation	—	(1)	—
	Total value:	$138,000	(1)	$504,000

Kevin J. Purcell	Salary	101,000	(1)	332,000
Executive Vice President &	Bonus			35,000
Chief Financial Officer	Benefits
	continuation	—	(1)	—
	Total value:	$101,000	(1)	$367,000

Thomas W. Cason,	Salary	95,000	(1)	209,000
Executive Vice President &	Bonus			21,000
Chief Operating Officer	Benefits
	continuation	—		—
	Total value:	$95,000	(1)	$230,000

*	Upon such termination of employment, the applicable named executive may be entitled to future cash incentive awards, subject to the Compensation Committee’s recommendation and the Board’s approval.

(1)	Estimated value if the named executive’s employment agreement had been terminated as of January 31, 2012.

Potential Payments Upon Termination or Change in Control

Please see “Employment Agreements; Severance Arrangements” above for a description of the severance arrangements with Douglas J. Hillman, Kevin J. Purcell, and Thomas W. Cason.

Other Compensation

All of our executives are eligible to participate in our health and welfare benefit plans. These plans are available to all employees and do not discriminate in favor of executive officers. It is generally our policy to not extend significant perquisites to our executives that are not available to all of our employees. We have no current plans to make changes to levels of benefits and perquisites provided to executives.

Tax and Accounting Considerations

We have structured our compensation program to comply with Section 409A of the Internal Revenue Code of 1986, as amended, or Section 409A. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2012, Messrs. Russell, Robinson and Whytas, none of whom is an officer or employee of the Company, were members of the Compensation Committee. Our Compensation Committee currently determines the compensation levels of our executive officers as described above. None of our executive officers has served as a director or member of a compensation committee, or other committee serving an equivalent function, of any entity of which one of its executive officers served as a member of our Compensation Committee or our Board.

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Donald Russell (Chairman)

Roy Robinson

Thomas E. Whytas

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

In accordance with its written Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of management and its independent auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of our financial reports.

Management has the primary responsibility for our financial reporting process, accounting principles, and internal controls, as well as, preparation of our financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The independent auditors are responsible for planning and conducting independent audits of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board, United States (PCAOB) and applicable laws and regulations, and issuing reports thereon. The Audit Committee is responsible for overseeing the conduct of these activities. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent auditors. The Audit Committee’s considerations and discussions with management and the independent auditors do not assure that our financial statements are presented in accordance with GAAP or that an audit of the annual financial statements has been carried out in accordance with the standards of the PCAOB, or that the independent auditors are, in fact, “independent.”

In this context, the Audit Committee has met and held discussions with our management and independent auditors on a regular basis. The Audit Committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of the Company’s management. The Audit Committee has reviewed and discussed our audited financial statements with management and the independent auditors, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management represented to the Audit Committee that our audited financial statements were prepared in accordance with GAAP and applicable laws and regulations. The Audit Committee has relied on this representation, without independent verification, and on the representations of the independent auditors included in their report on the consolidated financial statements.

The Audit Committee has discussed with our independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by the PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee has discussed with the independent auditors their independence. The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services to the Company is compatible with maintaining auditor independence. The Audit Committee has concluded that the provision of non-audit services by the independent auditors was compatible with the maintenance of independence in the conduct of their auditing functions.

Based upon its review and discussions with management and the independent auditors and the reports of the independent auditors, and in reliance upon such information, representations, reports and opinions, the Audit Committee recommended that the Board of Directors approve our audited financial statements for inclusion in our annual report on Form 10-K for the year ended January 31, 2012. The Board of Directors accepted the Audit Committee’s recommendations.

THE AUDIT COMMITTEE

Thomas E. Whytas (Chairman)

Donald Russell

Roy Robinson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal No. 2.—Ratification of Appointment of Independent Registered Public Accounting Firm

Upon the recommendation of the Audit Committee, the Board of Directors has appointed Mayer Hoffman McCann P.C. (“MHM”) as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013. Representatives from MHM are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate inquiries.

Before making its recommendation to the Board of Directors for appointment of MHM, the Audit Committee carefully considered that firm’s qualifications as the Company’s independent registered public accounting firm, which included a review of MHM’s performance in the prior year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with MHM in these respects.

The Company is asking its stockholders to ratify the selection of MHM as the Company’s independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of MHM to stockholders for ratification because the Company values its stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. If ratification is not obtained, the Audit Committee intends to continue the engagement of MHM at least through the end of the 2013 fiscal year but will consider whether it is appropriate to select a different independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS SET FORTH ABOVE.

Changes in Registrant’s Certifying Accountant

Previous Change of Registrant’s Certifying Accountant in Fiscal Year 2011

The information provided below was filed on Form 8-K with the SEC on November 10, 2010 and is included in this proxy statement to comply with the requirements of Item 304(a) of Regulation S-K and Item 9 of Schedule 14A.

The Company appointed MHM as the Company’s new auditor as approved by the Audit Committee of the Board of Directors on November 8, 2010.  The Company was notified that the shareholders of KRMT, the independent registered public accounting firm engaged by the Company on January 15, 2010, became shareholders of MHM pursuant to an asset purchase agreement effective November 1, 2010.  KRMT now operates under the name of Mayer Hoffman McCann P.C.

The Company has not consulted with MHM during the two most recent fiscal years or during any subsequent interim period prior to its appointment as the Company’s new auditor regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that MHM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

The audit reports of KRMT on the consolidated financial statements of the Company as of, and for the year ended January 31, 2010, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified, or modified, as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended January 31, 2010 and through November 8, 2010, there were (i) no disagreements between the Company and KRMT on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KRMT, would have caused KRMT to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, or for any reporting period, since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

We have furnished KRMT with a copy of the foregoing disclosures

Fees for Audit and Other Related Services

The following table sets forth the aggregate fees billed and paid by us to MHM for the years ended January 31, 2012 and 2011 for audit and other professional services.

	Fiscal Years,
	2012	2011
Audit Fees	$208,000	$200,000
Audit-Related Fees	16,000	17,000
Tax Fees	26,000	38,000
All Other Fees	—	—

Total Fees	$250,000	$255,000

The terms “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” in the above table, shall have the following meanings:

Audit Fees. Audit Fees, which were approximately $208,000 and $200,000 for fiscal years 2012 and 2011, respectively, are fees billed to us for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-Related Fees, which were approximately $16,000 and $17,000 for fiscal years 2012 and 2011, respectively, are for the audit of our 401(k) plan and audit-related consents.

Tax Fees. Tax Fees, which were approximately $26,000 and $38,000 for fiscal years 2012 and 2011, respectively, are fees billed to us for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees. All Other Fees, which were approximately $0 and $0 for fiscal years 2012 and 2011, respectively, are fees billed to us for products and services provided to us not included in the foregoing categories.

The Audit Committee has considered whether the provision of the services identified under Audit-Related Fees, Tax Fees and All Other Fees is compatible with maintaining the independence of our principal accountants and have determined that the provision of such services is compatible with such accountants’ independence.

The engagement of our independent auditors and any non-audit services to be provided thereby shall be pre-approved by the Audit Committee or approved pursuant to policies and procedures established by the Audit Committee. The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by Aerosonic’s independent registered public accounting firm. The Chairman of the Audit Committee has been designated by the Audit Committee to provide such pre-approvals. The Audit Committee approved all fees for non-audit services for fiscal year 2012, including all services provided in exchange for Audit-Related Fees, Tax Fees and All Other Fees, as such terms are described above.

STOCKHOLDER PROPOSALS FOR 2013 PROXY STATEMENT

In accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, any stockholder proposals intended to be included in the proxy statement and presented at the 2013 Annual Meeting of Stockholders of the Company must be received by the Company no later than February 11, 2013. The proposal should be sent to our offices and be addressed to: Corporate Secretary, Aerosonic Corporation, 1212 N. Hercules Avenue, Clearwater, FL 33765. In addition, the Company has established an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In order to be considered for inclusion in the annual meeting to be held in 2013, stockholder proposals must be submitted to our Corporate Secretary at our offices at 1212 N. Hercules Avenue, Clearwater, FL 33765, not less than 90 days nor more than 120 days in advance of July 15, 2013. In addition, stockholder proposals must meet other applicable criteria set forth in our Bylaws in order to be considered at the 2013 annual meeting. The Board will review any stockholder proposals that are filed as required and will determine whether they meet applicable criteria for consideration at the 2013 annual meeting.

OTHER MATTERS

We have no information that any other matter will be brought before the meeting. If other matters are presented, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their best judgment, discretionary authority to do so being included in the proxy.

SOLICITATION AND EXPENSES

We will pay all costs associated with the solicitation of your proxy. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors and officers, by personal interview, telephone, telegraph and mail. Brokerage houses, banks and other fiduciaries will be requested to forward the soliciting material to their principals and obtain authorization for the execution of proxies and will be reimbursed for their reasonable out-of-pocket expenses.

HOUSEHOLDING

“Householding” is a program, approved by the Securities and Exchange Commission (the “SEC”), which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to the Corporate Secretary, Aerosonic Corporation, 1212 North Hercules Avenue, Clearwater, Florida 33765 or call 727.461.3000.

May 30, 2012

Clearwater, Florida

THIS PAGE INTENTIONALLY LEFT BLANK

1212 North Hercules Avenue

Clearwater, Florida 33765

727-461-3000 phone

727-447-5926 fax

www.aerosonic.com

ANNUAL MEETING OF STOCKHOLDERS OF

AEROSONIC CORPORATION

July 19, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, Annual Report, Proxy Statement and Proxy Card are available at http://www.aerosonic.com/investors/annual-reports/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230000000000000000 0 071912

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS LISTED BELOW AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Roy Robinson Class II Director
○ P. Mark Perkins Class II Director

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and fill in the circle next to the nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. YOU MAY VOTE BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AEROSONIC CORPORATION

1212 North Hercules Avenue
Clearwater, Florida 33765

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of Aerosonic Corporation hereby acknowledges receipt of the accompanying Proxy Statement for the Annual Meeting of Stockholders, dated May 30, 2012, and hereby appoints Douglas J. Hillman and Kevin J. Purcell, and each or either of them, as proxies, with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Aerosonic Corporation held of record by the undersigned on May 21, 2012 at the Annual Meeting of Stockholders to be held at Aerosonic Corporation's offices located at 1212 North Hercules Avenue, Clearwater, Florida 33765, on Thursday, July 19, 2012, at 10:00A.M., local time, or any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is provided, each of the named proxies is authorized and directed to vote FOR the proposals as described in the Proxy Statement accompanying this Proxy. If a nominee shall cease to be a candidate for election for any reason, this Proxy will be voted for a substitute nominee designated by the Board of Directors. If any other business is presented at the Annual Meeting of Stockholders, this Proxy will be voted by those named in this Proxy in their best judgment.

(Continued and to be signed on the reverse side)

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